UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Colony Bankcorp, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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April 21, 2017

Dear Shareholder:

You are invited to attend our Annual Meeting of Shareholders to be held on May 23, 2017 in Fitzgerald, Georgia at the time and place shown in the attached notice. As we do at the meeting every year, in addition to considering the matters described in the proxy statement, we will review our 2016 business results and other matters of interest to our shareholders.

We hope that you will attend the meeting in person, but even if you plan to attend, we encourage you to please vote your shares ahead of time by using the enclosed proxy card. This will ensure that your Colony Bankcorp, Inc. stock will be represented at the meeting. If you attend the meeting and prefer to vote in person, you may do so. The attached proxy statement explains more about proxy voting. Please read it carefully.

We look forward to your participation in the annual meeting process.

Sincerely,

/s/ Edward P. Loomis, Jr.
Edward P. Loomis, Jr.
President and
Chief Executive Officer

COLONY BANKCORP, INC.

Post Office Box 989

115 South Grant Street

Fitzgerald, Georgia 31750

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 23, 2017

To the shareholders of Colony Bankcorp, Inc.:

           Notice is hereby given that the annual meeting of shareholders (the "annual meeting") of Colony Bankcorp, Inc. (the "Company") will be held at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia on Tuesday, May 23, 2017 at 2:00 p.m., local time, for the following purposes:

1.	To elect 6 directors for a term of one (1) year;
2.	To solicit an advisory (non-binding) vote approving the Company’s executive compensation;
3.	To ratify the appointment of the Company’s independent registered public accounting firm;
4.	To transact any other business that may properly come before the annual meeting or any other adjournment or postponement thereof

            The close of business on March 31, 2017 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting.

             Shareholders may receive more than one proxy because of shares registered in different names or addresses. Each such proxy should be marked, dated, signed and returned. Please check to be certain of the manner in which your shares are registered - whether individually, as joint tenants, or in a representative capacity - and sign the related proxy accordingly.

             A complete list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder, for any purpose germane to the annual meeting, during normal business hours, for a period of at least 10 days prior to the annual meeting at the Company's corporate offices located at the address set forth above.

              You are cordially invited to attend the annual meeting. Whether or not you plan to attend, please mark, date and sign the enclosed proxy and mail it promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to its exercise by written notice to the Company prior to the meeting or by attending the meeting personally and voting. Returning your proxy does not deprive you of your right to attend the annual meeting and vote your shares in person.

              More detailed information regarding the matters to be acted upon at the special meeting is contained in the proxy statement accompanying this notice.

By Order of the Board of Directors

/s/ Edward P. Loomis, Jr.
Edward P. Loomis, Jr.
President and Chief Executive Officer

Fitzgerald, Georgia

April 21, 2017

COLONY BANKCORP, INC.

Post Office Box 989

115 South Grant Street

Fitzgerald, Georgia 31750

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

May 23, 2017

This proxy statement is furnished to the shareholders of Colony Bankcorp, Inc. in connection with the solicitation of proxies by its Board of Directors to be voted at the 2017 Annual Meeting of Shareholders and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, May 23, 2017, at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia, at 2:00 p.m. local time.

The approximate date on which this proxy statement and the accompanying proxy card are first being sent or given to shareholders is April 21, 2017.

As used in this proxy statement, the terms “Colony Bankcorp,” “Company,” “Colony,” “we,” “our” and “us” all refer to Colony Bankcorp, Inc. and its subsidiary.

Notice Regarding The Internet Availability Of Proxy Materials

We have posted materials related to the 2017 Annual Meeting on the Internet. The following materials are available on the Internet at http://materials.proxyvote.com/19623P:

■	This proxy statement for the 2017 annual meeting,
■	Colony’s 2016 annual report to shareholders, and
■	Colony’s annual report on Form 10-K for the year ended December 31, 2016, and filed with the Securities and Exchange Commission.

VOTING

General

The securities which can be voted at the Annual Meeting consist of Colony Bankcorp’s $1.00 par value common stock (“Colony Bankcorp stock”), with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of Colony Bankcorp stock who are entitled to notice of and to vote at the Annual Meeting is March 31, 2017. On the record date, 8,439,258 shares of Colony Bankcorp stock were outstanding and eligible to be voted.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the outstanding shares of Colony Bankcorp stock is necessary to constitute a quorum at the Annual Meeting. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes “for” or “against” as well as all abstentions (including votes to withhold authority to vote) will be counted.

In voting for the proposal to elect six directors (Proposal No. 1), you may vote in favor of all nominees or withhold your votes as to all or as to specific nominees. The vote required to approve Proposal No. 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. Elections determined using a plurality vote will result in the election of those individuals who receive the most votes, regardless of whether any such individual obtains a majority of votes cast. Any other matter which may be submitted to shareholders at the Annual Meeting will be determined by a majority of the votes cast at the Annual Meeting, excluding abstentions, votes withheld, and broker non-votes, which will not be counted and will have no effect.

In voting on the proposal to approve the advisory (non-binding) vote on executive compensation (Proposal No. 2), you may vote for or against the proposal or abstain. The proposal will be deemed approved if a majority of the votes cast at the Annual Meeting are voted for Proposal No. 2, excluding abstentions, votes withheld, and broker non-votes, which will not be counted and will have no effect. The vote is advisory, and will not be binding upon the directors.

In voting on the proposal to approve the ratification of the Company’s independent registered public accounting firm (Proposal No. 3), you may vote for or against the proposal or abstain. The proposal will be deemed approved if a majority of the votes cast at the Annual Meeting are voted for Proposal No. 3, excluding abstentions, votes withheld, and broker non-votes, which will not be counted and will have no effect.

As of March 31, 2017 our directors and executive officers held 1,102,971 shares of Colony Bankcorp stock, or approximately 13.07% of all outstanding stock, and we believe that all of those shares will be voted in favor of all proposals.

Proxies

All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees. You should specify your choices on the proxy card. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted “for” the proposals listed on the proxy card. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted by giving written notice to our Secretary, Terry L. Hester, at 115 South Grant Street, Fitzgerald, Georgia 31750, by delivering a later dated proxy card, or by voting in person at the Annual Meeting.

All expenses incurred in connection with the solicitation of proxies will be paid by us. Solicitation may take place by mail, telephone, telegram, or personal contact by our directors, officers, and regular employees of the Company without additional compensation. The Annual Report of the Company for the year 2016, which includes the Audited Consolidated Financial Statements and accompanying Notes and Managements’ Discussion and Analysis of Financial Condition and Results of Operations, accompanies this proxy statement.

BUSINESS OF THE COMPANY

Colony Bankcorp, Inc. (the “Company”) is a Georgia business corporation which was incorporated on November 8, 1982. The Company was organized for the purpose of operating as a bank-holding company under the Federal Bank Holding Company Act of 1956, as amended, and the bank holding company laws of Georgia. From 1984 through 2008, the Company engaged in a series of mergers and acquisitions that resulted in the Company’s ownership of seven banking subsidiaries and one non-bank subsidiary. In 2008, the Company affected a merger (the “Merger”) of its subsidiary banks [and non-bank subsidiary] into one surviving bank, Colony Bank of Fitzgerald, which it renamed Colony Bank (the “Bank”).

The Company conducts a general full service commercial, consumer and mortgage borrowing business through twenty-eight offices located in the central, south and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Quitman, Rochelle, Savannah, Soperton, Statesboro, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins.

Because the Company is a bank-holding company, its principal operations are conducted through its subsidiary bank. It has 100% ownership of its subsidiary and maintains systems of financial, operational and administrative controls that permit centralized evaluation of the operations of the subsidiary bank in selected functional areas including operations, accounting, marketing, investment management, purchasing, human resources, computer services, auditing, compliance and credit review.

Responsibility for management of the Bank remains with the Bank’s Board of Directors and officers. Services rendered by the Company are intended to assist bank management and to expand the scope of available banking services.

Colony Bankcorp, Inc. common stock is quoted on the NASDAQ Global Market under the symbol “CBAN”.

Employees

As of December 31, 2016, the Company and its subsidiaries employed 333 employees, 318 of which were full-time employees.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors consists of seven members, five of whom are non-employee directors. The Company’s bylaws provide that the Board of Directors shall consist of not less than three nor more than twenty-five persons, with the exact number to be fixed and determined from time to time by resolution of the Board of Directors, or by resolution of the shareholders at any annual or special meeting of shareholders.

The Board of Directors has voted that the Board consist of six members for the Company’s 2017 fiscal year.

B. Gene Waldron announced his retirement from the board effective May 23, 2017 and as such will not be included as a nominee this year. The Company is appreciative of the years he served and his contribution as a director.

The Nomination Committee, consisting of independent directors B. Gene Waldron, Jonathan W.R. Ross and Mark Massee, recommended to the full Board a slate of directors for consideration in the shareholders proxy for the Annual Meeting. The Board of Directors, based on the Nomination Committee recommendations, has nominated the following persons for submission to the shareholders for election for a one-year term expiring at the 2018 annual meeting:

Scott L. Downing	Edward P. Loomis, Jr.
M. Frederick Dwozan, Jr.	Mark H. Massee
Terry L. Hester	Jonathan W. R. Ross

Each of the nominees is currently a director.

The Board of Directors recommends that you vote “FOR” the proposal to elect the six nominees names above.

Each of the nominees has consented to serve if elected. If any nominee should be unavailable to serve for any reason, the Board may designate a substitute nominee (in which event the persons named as proxies will vote the shares represented by all valid proxy cards for the election of such substitute nominee), allow the vacancy to remain open until a suitable candidate is located, or reduce the number of directors.

Information as of December 31, 2016 about each of the nominees is set forth below. Their ownership of Colony Bankcorp stock is set forth in the table on page twelve.

Directors and Nominees

Scott L. Downing. Mr. Downing, age 45, is the President of SDI Investments. He is very active in community affairs and currently serves on the Ben Hill County Hospital Foundations Board. Mr. Downing has served as Ben Hill County Commissioner and Chairman of ACCG for Economic Development. He previously served as a Director of the Colony Bank Fitzgerald charter until the merger in 2008 and has served as an advisory board member of Colony Bank Fitzgerald office since 2008. Mr. Downing has been a Director of The Company since January 2012.

The Board of Directors believes that Mr. Downing’s broad business background dealing with regulatory issues and bank board experience will provide invaluable expertise in oversight and setting policy for the Company and makes him an excellent candidate for Director of the Company.

M. Frederick Dwozan, Jr. Mr. Dwozan, age 67, is the President/CEO/Owner of Hospice Care Options, I.V. Care Options, D&B Homecare, and Prescription Shop. These entities employ over 125 employees and provide care to critically ill patients with home IV therapy, nutritional support, pain and disease management, hospice care, and medical equipment in 93 Georgia counties. He previously served as a Director of Colony Bank Dodge until the merger in 2008 and has served as an advisory board member of Colony Bank Dodge office since 2008. Mr. Dwozan has been a Director of the Company since January 2012.

The Board of Directors believes that Mr. Dwozan’s broad business and bank board experience will provide invaluable expertise in oversight and setting policy for the company and makes him an excellent candidate for Director of the Company.

Terry L. Hester. Mr. Hester, age 62, has been Executive Vice President and Chief Financial Officer of the Company since June 1994 and Secretary of the Company since May 2003. He also served as Acting President and Chief Executive Officer from June 1993 to June 1994 and has served as Treasurer since 1982. Mr. Hester has served as a Director of Colony Bank since the Merger. He previously served as a Director of Colony Bank Wilcox and Quitman charters until the Merger and has served as an advisory board member of Colony Bank Wilcox and Quitman offices since 2008. Mr. Hester has been a Director of the Company since March 1990.

The Board of Directors believes that Mr. Hester’s experience as an accountant and his experience in the banking industry makes him an excellent candidate for Director of the Company.

Edward P. Loomis, Jr. Mr. Loomis, age 63, has served as Director, President and Chief Executive Officer of the Company since May 2012. Mr. Loomis is an experienced executive officer and has over thirty years of experience in the banking industry. From 2005 to 2006, Mr. Loomis served as the Interim President and Chief Executive Officer of Rivoli Bank & Trust located in Macon, Georgia. He served from 2008 to 2009 as the Chief Operating Officer of Atlantic Southern Bank located in Macon, Georgia. From 2009 to 2011, Mr. Loomis served as Atlantic Southern Bank’s President and Chief Executive Officer. Mr. Loomis has also served as a Director of Colony Bank since May 2012.

The Board of Directors believes that Mr. Loomis’ background in executive leadership roles and his experience in the banking industry makes him an excellent candidate for Director of the Company.

Mark H. Massee. Mr. Massee, age 63, is President of Massee Builders, Inc. Mr. Massee has been affiliated with this commercial building construction firm since its organization in 1978. Mr. Massee presently serves as Mayor of the City of Fitzgerald. He has served as Director of Colony Bank since 1996. Mr. Massee has been a Director of the Company since February 2007 and served as Vice Chairman of the Board from June 2013 until June 2016. Mr. Massee has served as Chairman of the Board since June 2016.

The Board of Directors believes that Mr. Massee’s experience in commercial real estate and management makes him an excellent candidate for Director of the Company.

Jonathan W.R. Ross. Mr. Ross, age 53, is President of Ross Construction Company, a heavy highway commercial construction company that Mr. Ross has operated for the past fourteen years. Mr. Ross has served as a Director of the Company since the Merger. He previously served as a Director of the Colony Bank Worth charter until the merger in 2008 and has served as an advisory board member of Colony Bank Sylvester office since 2008. Mr. Ross has been a Director of the Company since May 2007.

The Board of Directors believes that Mr. Ross’ business and management experience makes him an excellent candidate for Director of the Company.

No director named herein has a family relationship with any of the other directors or executive officers. Each director serves until the Annual Meeting following his election or until such later time as his successor is elected and qualifies or there is a decrease in the number of directors.

Executive Officers

Edward P. Loomis, Jr., Terry L. Hester, Edward Lee Bagwell, III, J. Stan Cook M. Eddie Hoyle, Jr. and Lee A. Northcutt are executive officers of the Company. Messrs. Loomis and Hester were previously reported on as nominees for election as directors.

Mr. Bagwell, age 49, has served as Senior Vice President and Chief Credit Officer since October 18, 2016. Mr. Bagwell joined the Company on June 30, 2003 as a commercial lender and in-house legal counsel with Colony Bank Southeast. Beginning in 2008 he served as the Company’s in-house legal counsel and was in charge of the Bank’s special assets. Prior to that time, Mr. Bagwell was in the private practice of law in Douglas, Georgia.

Mr. Cook, age 55, has served as Executive Vice President and Chief Operating Officer since May 24, 2016. Prior to his promotion, Mr. Cook served as the Company’s Director of Operations. Mr. Cook joined the Company on July 23, 2012 as a member of the Company’s senior management team. Prior to that time, Mr. Cook served as the Chief Regional Executive of Atlantic Southern Bank, which he joined in 2006.

Mr. Hoyle, age 59, has had primary responsibility for overseeing Colony Bank’s west region since joining Colony Bank in February 2011. In this role, he has served as Executive Vice President and West Regional Banking Executive Officer since June 2011. Prior to joining the Company, Mr. Hoyle was employed by Habersham Bank for approximately ten years and most recently served as Senior Vice President/Commercial Lending. He has been in the banking industry since March 1979.

Mr. Northcutt, age 58, has served as Executive Vice President and East Regional Banking Officer since December 2009. He previously served as an executive officer with Farmers and Merchants Bank, Lakeland, Georgia from 2003 to December 2009 and as City President of Main Street Bank, Covington, Georgia from 2000 to 2003. He has approximately thirty-eight years banking background.

Executive officers do not hold office for a fixed term but may be removed by the Board of Directors with or without cause. No executive officer named herein has a family relationship with any of the other directors or executive officers. As of December 31, 2016, the Company did not have any employment or change-in-control agreements with any of the named executive officers. On March 27, 2015, the Company entered into retention agreements with each of the named executive officers except Bagwell, the material terms of which are described in the Company’s Current Report on Form 8-K filed with the SEC on March 27, 2015. Mr. Bagwell entered into a retention agreement on October 18, 2016, the material terms of which are described in the Company’s current report on form 8-K filed with the SEC on October 18, 2016.

Governance of the Company

Our Board of Directors believes that the purpose of corporate governance is to ensure that shareholder value is maximized in a manner consistent with legal requirements and the highest standards of integrity. The Company, through its Board of Directors and management, has long sought to meet the highest standards of corporate governance. The Board has adopted and adheres to corporate governance guidelines which the Board and senior management believe promotes this purpose, are sound and represent best practices. We continually review these governance practices, Georgia law (the law of the state in which we are incorporated), the rules and listing standards of the NASDAQ Stock Market, and the Securities and Exchange Commission (“SEC”) regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board of Directors has seven members, all of whom meet the NASDAQ standard for independence with the exception of Messrs. Hester and Loomis. Following the Annual Meeting, the Board of Directors will consist of six members, of which four members will meet the NASDAQ standard for independence. Only independent directors serve on our Audit Committee, Governance Committee, Compensation Committee and Nomination Committee.

In June 2016 the Board of Directors appointed Mark H. Massee as Chairman. Mr. Massee previously served as Vice Chairman. In this capacity Mr. Massee has frequent contact with Mr. Loomis and other members of management on a broad range of matters and has additional corporate governance responsibilities for the Board. The Board of Directors has determined that Mr. Massee meets the rules of NASDAQ standard for independence. Prior to Mr. Massee’s appointment, Mr. B. Gene Waldron served as Chairman from January 2012 until June 2016.

In assessing potential directors for our Board, we look for candidates who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. A director candidate should also have demonstrated superior performance or accomplishments in his or her professional undertakings.

Our Board of Directors conducts regular meetings, generally on a monthly basis, and also conducts some of its business through the six committees described below. It met twelve times during 2016. The Company does not have a formal policy regarding director attendance at the Company’s Annual Meeting. However, directors are encouraged to attend, and each director attended at least 75% of the meetings of the full Board and of the committee or committees on which he serves. In addition, all directors were in attendance at the 2016 Annual Meeting.

Leadership Structure of the Board

In accordance with the Company’s Bylaws, the Board of Directors elects our Chief Executive Officer and our Chairman, and each of these positions may be held by the same person or may be held by two persons. Currently, Mark H. Massee serves as both Chairman of the Company and the Bank and Edward P. Loomis, Jr. serves as both President and Chief Executive Officer of the Company and the Bank. The Board of Directors believes that separating the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy and provides an effective leadership model for the Company. In light of the active involvement by all independent directors, the Board of Directors has not specified a lead independent director at this time. The Board of Directors believes that the current structure of the Board of Directors is appropriate to effectively manage the affairs of the Company and the best interests of the Company’s stockholders.

Board’s Role in Risk Oversight

The Board of Directors is actively involved in oversight of risks that could affect the Company and the Bank. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below, but the full Board has retained responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company and the Bank.

Committees of the Board of Directors

The Executive Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board. The purpose of the Executive Committee is to conduct necessary business and make decisions on behalf of the full Board between regular Board meetings. Mr. Loomis, Mr. Waldron, Mr. Downing, Mr. Ross, and Mr. Massee were members of this committee during the year. The committee met twice in 2016.

The Compensation Committee is appointed by the Chairman of the Board of Directors of the Company, subject to approval by the full Board. The purpose of the Compensation Committee is to ensure that the Chief Executive Officer, other executive officers and key management of the Company are compensated effectively in a manner consistent with the compensation strategy of the Company, internal equity considerations, competitive practice, and any requirements of appropriate regulatory bodies; to establish guidelines and oversee the administration of executive compensation plans and arrangements as well as certain employee benefit plans, and to recommend any changes to the Director’s compensation package. The Compensation Committee does not use the services of a compensation consultant. The Chief Executive Officer makes recommendations to the Compensation Committee on executive compensation except for his own compensation. The Compensation Committee does not delegate its authority to other persons or groups. Mr. Downing, Mr. Massee, Mr. Waldron and Mr. Ross were members of this committee during the year. As of December 31, 2016, the members of the Compensation Committee met the independence requirements of the Company’s Corporate Governance Guidelines and the rules of NASDAQ. The committee met three times during the year. The Compensation Committee operates under the Governance, Compensation, and Nomination Committees Charter which is attached as Exhibit A. The Charter was not amended in 2016. The Charter is not available on the Company’s website. For more information regarding the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, see the “Compensation Discussion and Analysis” below.

The Governance Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board. The purpose of the Governance Committee is to take a leadership role in shaping the corporate governance of the Company, to develop and recommend to the Board a set of corporate governance guidelines and to address committee structure and operations. Mr. Dwozan, Mr. Ross, Mr. Waldron and Mr. Massee were members of this committee during the year. As of December 31, 2016 the members of the Governance Committee met the independence requirements of the Company’s Corporate Governance Guidelines and the rules of NASDAQ. The committee met one time during the year. The Governance Committee operates under the Governance, Compensation, and Nomination Committees Charter, which is attached as Exhibit A. The Charter was not amended in 2016.

The Asset-Liability Management Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board. The purpose of the Asset-Liability Management Committee is to monitor all aspects of the Company’s Asset/Liability Management functions as set forth in the Company Asset/Liability Management Policy. Mr. Hester, Mr. Dwozan, Mr. Waldron and Mr. Massee were members of this committee during the year. The committee met four times during the year.

The Nomination Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board. The purpose of the Nomination Committee is to make recommendations to the Board on qualifications and selection criteria for Board members and review the qualifications of potential candidates for the Board and to make recommendations to the Board on nominees to be elected at the Annual Meeting of Stockholders. Mr. Ross, Mr. Waldron and Mr. Massee were members of this committee during the year. Each of the members of the Committee was deemed independent as defined in the listing standards of NASDAQ. The Committee does not currently have a policy or process for identifying and evaluating nominees. However, in addition to meeting the qualification requirements set forth by the Georgia Department of Banking & Finance, a possible director-candidate must also meet the following criteria to be considered by the Nominating Committee: independence; highest personal and professional ethics and integrity; willing to devote sufficient time to fulfilling duties as a Director; impact on the diversity of the Board’s overall experience in business, government, education, technology and other areas relevant to the Company’s business; impact on the diversity of the Board’s composition in terms of age, skills, ethnicity and other factors relevant to the Company’s business; and number of other public company boards on which the candidate may serve (generally, should not be more than three public company boards in addition to the Company). The Nomination Committee operates under the Governance, Compensation, and Nomination Committees Charter, which is attached as Exhibit A. The Charter is not available on the Company’s website. The Charter was not amended in 2016. The Committee does not currently have a policy with regard to the consideration of any director candidates recommended by shareholders. The Board of Directors has determined such a policy has been unnecessary in the past and will charge the Nomination Committee to evaluate the appropriateness of developing such a policy in the coming year. The committee met one time during 2016.

The Audit Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board. The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities for the Company’s accounting and financial reporting processes and audits of the financial statements of the Company by monitoring the integrity of the Company’s financial statements, the independence and qualifications of its external auditor, the Company’s system of internal controls, the performance of the Company’s internal audit process and external auditor and the Company’s compliance with laws, regulations and the Directors and Senior Financial Officers Code of Ethical Conduct and the Code of Conduct. Mr. Waldron, Mr. Massee, Mr. Downing, Mr. Dwozan and Mr. Ross were members of this committee during the year. None of these members have participated in the preparation of the financial statements of the Company. As of December 31, 2016, the members of the Audit Committee met the independence requirements of the Company’s Corporate Governance Guidelines and the Rules of NASDAQ. The committee met eleven times during the year.

Audit Committee Charter

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is provided as Exhibit B. The Charter is not available on the Company’s website. The Board of Directors reviews and approves changes to the Audit Committee charter annually. The Charter was not amended in 2016.

Independence of Audit Committee Members

The Company’s Audit Committee is comprised of Mark H. Massee, Freddie Dwozan, Jr., Jonathan W.R. Ross and Scott L. Downing. Each of these members meets the requirements for independence as defined by the applicable listing standards of NASDAQ and SEC regulations applicable to listed companies. In addition, the Board of Directors has determined that Mr. Massee meets the NASDAQ and SEC “audit committee financial expert” standards and thus elected him to serve as the Audit Committee’s “audit committee financial expert.” In addition the Board of Directors has determined the financial acumen of each member of the Audit Committee to be very strong and capable of satisfactorily discharging their duties and responsibilities to the Board of Directors and the shareholders.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of the Company’s 2016 audited consolidated financial statements.

●	The Committee has reviewed and discussed the Company’s 2016 audited consolidated financial statements with the Company’s management;

●

The Committee has discussed with the independent auditors, McNair, McLemore, Middlebrooks, & Co., LLC, the matters required to be discussed by Auditing Standard 16, Communications with Audit Committees, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

●

The Committee has received written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence and discussed with the auditors the auditors’ independence from the Company and its management; and

●

Based on review and discussions of the Company’s 2016 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s 2016 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

March 10, 2017	AUDIT COMMITTEE:

Scott L. Downing
Mark H. Massee
Jonathan W.R. Ross
Freddie Dwozan, Jr.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners

As of March 31, 2017, the Company’s records and other information from outside sources indicated the following were beneficial owners of more than five percent of the outstanding shares of the Company’s common stock:

Name and Address	Shares Beneficially Owned	Percent of Class

Robert Sidney Ross (1)	1,165,839	13.81%
P.O. Box 644
Ocilla, Georgia 31774

B. Gene Waldron	633,884	7.51%
P.O. Box 1265
Douglas, Georgia 31534

Tontine Asset Management, LLC	474,185	5.62%
1 Sound Shore Drive, Suite 304
Greenwich, Connecticut 06830-7251

(1) Includes 1,026,029 shares held by Robert Sidney Ross; 139,302 shares held by family trusts; and 508 shares held by spouse. Mr. Ross disclaims beneficial ownership of those shares held by family trusts and held by spouse.

Directors and Executive Officers

The following table sets forth information as of March 31, 2017 regarding the ownership of The Company stock by each The Company director (including nominees for director) and by the named executive officers of The Company and its subsidiaries, and by all directors and executive officers as a group.

	Shares Beneficially	Percent of
Name	Owned (1)	Class
Scott L. Downing	9,308	0.11%
Director

M. Frederick Dwozan, Jr	27,904	0.33%
Director

Terry L. Hester	122,179	1.45%
Director; Executive Officer

Edward P. Loomis, Jr	40,000	0.47%
Director; Executive Officer

Mark H. Massee	60,464	0.72%
Director

Jonathan W.R. Ross	186,648	2.21%
Director

B. Gene Waldron	633,884	7.51%
Director

Edward Lee Bagwell, III	4,807	0.06%
Executive Officer

J. Stan Cook	3,443	0.04%
Executive Officer

M. Eddie Hoyle, Jr	4,334	0.05%
Executive Officer

Lee A. Northcutt	10,000	0.12%
Executive Officer

All directors and executive officers as a group (11 persons)	1,102,971	13.07%

(1)

Includes shares owned by spouses and minor children of officers and directors, as well as shares owned by trusts or businesses in which officers and directors have a significant interest. The information contained herein shall not be construed as an admission that any such person is, for purposes of Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934, the beneficial owner of any securities not held of record by that person or entity.

EXECUTIVE COMPENSATION

2016 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by cash of the named executive officers for the fiscal years ended December 31, 2016, 2015 and 2014.

			All Other
Name and		Salary	Compensation	Total
Principal Position	Year	($)	($)(1)	($)
Edward P. Loomis, Jr.	2016	$265,170	$21,364	$286,534
President and Chief Executive	2015	259,577	20,508	280,085
Officer of the Company	2014	263,942	20,376	284,318

Terry L. Hester	2016	$203,670	$20,111	$223,781
Executive Vice President	2015	198,437	19,451	217,888
and Chief Financial	2014	201,340	19,310	220,650
Officer of the Company

M. Eddie Hoyle, Jr.	2016	$163,889	$9,825	$173,724
Executive Vice President	2015	159,985	9,644	169,629
and West Regional Executive	2014	161,826	8,661	170,487
Banking Officer

Lee A. Northcutt	2016	$162,156	$9,231	$171,387
Executive Vice President	2015	157,885	9,758	167,643
and East Regional Executive	2014	159,802	9,041	168,843
Banking Officer

J. Stan Cook (2)	2016	$155,725	$5,629	$161,354
Executive Vice President
and Chief Operating
Officer

(1)	Amount shown reflects for each named officer:
●	401(k) contributions allocated by the Company to each of the named executive officers pursuant to Colony Bankcorp, Inc. 401(k) Plan (see below for more fully described plan); and
●

The value attributable to life insurance benefits, personal use of Company-provided automobiles, country club membership, director fees, and dividend income (see below for a more full description of benefits under the heading “Perquisites and Other Benefits”).

(2)	Named executive officer effective May 2016.

Employment and Change-in-Control Agreements

As of December 31, 2016, the Company did not have any employment or change-in-control agreements with any of the named executive officers. On March 27, 2015, the Company entered into retention agreements with each of the named executive officers except Mr. Bagwell who entered into a retention agreement on October 18, 2016.

The retention agreements with each of Messrs. Loomis and Hester provide for:

●

A retention bonus equal to 2.5 times his base salary, payable in a single lump sum within thirty days following a change in control of the Company that occurs prior to March 27, 2018, provided that the executive is employed by the Company on the date of the change in control; provided, however, that if the executive’s employment is terminated by the Company without cause (as defined in the agreement) within the 90-day period immediately preceding the change in control, then he will remain eligible to receive the change in control bonus in the event of a change in control; and

●

Continuation of group health coverage for the executive and his eligible dependents at the active employee rate for 24 months following the executive’s termination of employment, in the event that the executive’s employment is terminated by the Company without cause within the 90-day immediately preceding the change in control or in the event that the executive’s employment is terminated by the Company without cause or by the executive for good reason (as defined in the agreement) within the 24-month period immediately following the change in control.

In order to receive the retention bonus and the health coverage benefit described above, the executive must execute a separation agreement containing a full general release of claims and covenant not to sue and comply with the restrictive covenants described below.

The retention agreements with each of Messrs. Northcutt, Hoyle, Cook and Bagwell provide for:

●

A retention bonus equal to 0.75 times the executive’s base salary, payable in a single lump sum within thirty days following a change in control of the Company that occurs prior to March 27, 2018, provided that the executive is employed by the Company on the date of the change in control; provided, however, that if the executive’s employment is terminated by the Company without cause (as defined in the agreement) within the 90-day period immediately preceding the change in control, then he will remain eligible to receive the change in control bonus in the event of a change in control); and

●

A post-closing retention bonus equal to 0.75 times his base salary, payable in a single lump sum within thirty days following the successful core data processing conversion of the Company in connection with the change in control, provided that the executive is employed by the Company on such date; provided, however, that if the executive’s employment is terminated by the Company without cause within the 90-day period immediately preceding the change in control or between the date of the change in control and the conversion of the Company, then he will remain eligible to receive the post-closing retention bonus.

In order to receive the retention bonuses described above, the executive must execute a separation agreement containing a full general release of claims and covenant not to sue and comply with the restrictive covenants described below.

Each of the retention agreements contains confidentiality and employee and customer nonsolicitation covenants that apply during the executive’s employment with the Company and for a period of 24 months, in the case of Messrs. Loomis and Hester, or 12 months, in the case of Messrs. Northcutt, Hoyle, Cook and Bagwell, after his termination of employment following a change in control. In addition, the retention agreements with Messrs. Loomis and Hester contain a noncompetition covenant that applies during the executive’s employment and for a period of 24 months after his termination of employment following a change in control. The post-termination restricted period for the employee and customer nonsolicitation covenants and, in the case of Messrs. Loomis and Hester, the noncompetition covenant, will be reduced by the number of full months that the executive provides services to the Company following the change in control prior to his termination.

The retention agreements provide that if any payments or benefits would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then the payments will be limited to the maximum amount that could be paid without triggering the excise tax.

Colony Bankcorp, Inc. 401(k) Plan

The Company has adopted a 401(k) Plan which provides for the Board of Directors to approve a discretionary contribution to the 401(k) Plan out of profits in an amount not to exceed 10 percent of the total annual eligible compensation of the employees eligible to participate in the plan. Employees are eligible for a Company contribution after completion of one year of service. The contribution by the Company is allocated among the participants based on participant’s total eligible compensation. The employee’s interest vests over a period of six years.

The Committee recommended for the Board of Director’s approval that the level of funding for fiscal year 2016 be set at 3.00 percent of eligible compensation. The Committee based their recommendation to set the level at 3.00 percent based on the increase in net income available for shareholders increasing to $7.18 million in 2016 compared to $6.00 million in 2015. The Company’s level of funding for fiscal year 2015 was also 3.00 percent.

Each of the named executive officers for fiscal year ended December 31, 2016 received the following 401(K) contribution:

Name	Amount
Edward P. Loomis, Jr.	$8,014
Terry L. Hester	6,186
M. Eddie Hoyle, Jr.	5,060
Lee A. Northcutt	4,992
J. Stan Cook	4,700

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

The named executive officers are provided use of company automobiles, membership in country clubs, term life insurance coverage and director fees as part of their perquisites and other benefits. Detailed below is an analysis of 2016 perquisites and other benefits for fiscal year ended December 31, 2016.

			Term		Country
	Company		Life		Club	Director
Name	Vehicle		Insurance		Membership	Fees
Edward P. Loomis, Jr.	$366	(1)	$1,584	(2)	$--	$11,400
Terry L. Hester	941	(1)	1,584	(2)	--	11,400
M. Eddie Hoyle, Jr.	3,191	(1)	1,584	(2)	--	--
Lee A. Northcutt	3,147	(1)	1,092	(2)	--	--
J. Stan Cook	441	(1)	488	(2)	--	--

(1)	This represents dollar value as calculated in accordance with IRS guidelines on personal use of company automobile provided to named executive officers.

(2)	This represents dollar value as calculated in accordance with IRS guidelines on term life insurance provided to named executive officers.

Perquisites and other personal benefits for fiscal year ended December 31, 2016 are included in the All Other Compensation column of the 2016 Summary Compensation Table above.

The Committee takes into consideration the overall compensation package in making their decisions regarding the various elements of the package. The Committee views the most significant elements of the compensation package to be base salary and the profit sharing contribution. Perquisites and other personal benefits are common place for executives in the banking industry and compare favorably to other peer companies. The Committee determined that the Company’s executive compensation is competitive with the peer companies.

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Stock Awards
Equity Incentive
			Equity Incentive	Plan Awards:
			Plan Awards:	Market or
		Market	Number of	Payout Value
	Number of	Value of	Unearned	of Unearned
	Shares or	Shares or	Shares, Units	Shares, Units
	Units of	Units of	or Other	or Other
	Stock That	Stock That	Rights That	Rights That
	Have Not	Have Not	Have Not	Have Not
	Vested	Vested	Vested	Vested
Name	(#)	($)	(#)	($)
Edward P. Loomis, Jr.	--	$--	--	$--
Terry L. Hester	--	--	--	--
M. Eddie Hoyle, Jr.	--	--	--	--
Lee A. Northcutt	--	--	--	--
J. Stan Cook	--	--	--	--

The Company does not currently maintain an equity compensation plan, and none of the named executive officers hold any outstanding stock awards.

DIRECTOR COMPENSATION

The Company uses cash incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the company as well as the skill-level required by the Company of members of the Board.

Cash Compensation Paid to Board Members

For fiscal year ended December 31, 2016, the first half of the year members of the Board (except the Chairman and Vice Chairman) received $900 for each monthly board meeting attended ($800 each month not in attendance) and $200 monthly for each committee that the director serves. The Chairman received $1,400 and the Vice Chairman received $950 for each monthly board meeting attended in addition to the monthly committee fees. The Chairman and Vice Chairman receive $1,300 and $850, respectively, each month not in attendance. For the last half of the year members received an additional $100 per board meeting attended. Directors who are employees of the Company do not receive any committee fees.

Subsidiary Director Compensation

Directors of the Company also receive compensation for attending local advisory board meetings as follows:

Directors who are not employees of Colony Bank receive $400 for each local advisory board meeting attended.

Colony Bank, wholly-owned subsidiary, has deferred compensation plans covering certain former directors and certain officers choosing to participate through individual deferred compensation contracts. In accordance with terms of the contracts, the Bank is committed to pay the directors deferred compensation over a specified number of years, beginning at age 65. In the event of a director’s death before age 65, payments are made to the director’s named beneficiary over a specified number of years, beginning on the first day of the month following the death of the director.

2016 DIRECTOR COMPENSATION TABLE

	Fees Earned
	or Paid
	in Cash	Total
Name	($)	($)
Scott L. Downing	22,200	22,200
M. Frederick Dwozan	19,800	19,800
Mark H. Massee	31,500	31,500
Jonathan W.R. Ross	23,400	23,400
B. Gene Waldron	27,900	27,900

Related Party Transactions with the Company

Loans. The Company’s directors and officers from time to time have borrowed funds from the Company’s subsidiary for various business and personal reasons. Such loans are made in strict compliance with state and Federal statutes and regulations of the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance. Such loans were made in the ordinary course of business; were made on substantially the same terms, including interest rates and collateral, as were prevailing at the time for comparable transactions with persons not related to the lender; and did not involve more than normal risk of collectibility or present other unfavorable features.

As of December 31, 2016, certain officers, executive officers, directors, and companies in which they are an executive officer or partner or in which they have a 10% or more beneficial interest, were indebted to the bank in the aggregate amount of $1,025,543. Such loans were (1) made in the ordinary course of business; (2) were made on substantially the same terms, including interest rates and collateral, as were prevailing at the time for comparable transactions with other persons; and (3) did not involve more than normal risk of collectibility or present other unfavorable features.

Legal Proceedings

There are no “material” pending legal proceedings, other than ordinary routine litigation incidental to the business of the Company, to which the Company or its subsidiary is a party or of which any of their property is subject. Material proceedings are defined as claims for damages where the amount involved, exclusive of interest and cost, exceeds ten percent of the current assets of the Company and its subsidiary on a consolidated basis.

During the previous ten (10) years, no director, person nominated to become a director, or executive officer of the Company was the subject of a legal proceeding that is material to an evaluation of the ability or integrity of any such person.

Shareholder Communication with the Board of Directors

Our Board of Directors does not have an established written policy or process for security holders to send communications to the Board of Directors. However, it has been the practice of the Company to direct any such communications to the Chairman of the Board, who would, in his or her discretion, discuss the communications with the Board at a regular Board meeting. The Board has determined this practice and process to be satisfactory in allowing security holders to communicate directly with the Board of Directors.

Markets for the Registrant’s Common Stock and Related Stockholder Matters

Effective April 2, 1998, the Company common stock is quoted on the NASDAQ Global Market under the symbol “CBAN.” Prior to this date, there was no public market for the common stock of the registrant.

The following table sets forth the high, low and close sale prices per share of the common stock as reported on the NASDAQ Global Market, and the dividends declared per share for the periods indicated.

Year Ended December 31, 2016	High	Low	Close

Fourth Quarter	$13.30	$9.45	$13.20
Third Quarter	10.06	8.80	9.89
Second Quarter	10.00	9.20	9.51
First Quarter	10.04	8.11	9.19

Year Ended December 31, 2015	High	Low	Close

Fourth Quarter	$9.99	$8.75	$9.53
Third Quarter	9.20	8.61	8.90
Second Quarter	9.35	8.06	8.56
First Quarter	8.38	7.31	8.10

No cash dividends were paid on its common stock in 2016. The Company’s board of directors suspended the payment of dividends in the third quarter of 2009. The Company has reinstated cash dividends effective to shareholders of record on March 1, 2017 at a rate of $0.025 per share.

As of February 15, 2017, the Company had approximately 1,906 shareholders of record.

Compliance with Section 16(a) of the 1934 Act

Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC require our executive officers and directors and persons who beneficially own more than ten percent of any class of our equity securities, as well as certain affiliates of such persons to file initial reports of ownership of any equity securities of The Company and subsequent reports of changes in ownership of such securities with the SEC. Such persons also are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports that we have received and written representation from such reporting persons that no other reports were required, we believe that, during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to our directors and executive officers were complied with in a timely manner.

PROPOSAL NO. 2 – NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A(a)(1) of the Securities Exchange Act of 1934 requires the Company to permit a non-binding advisory vote (at least once every three years) on the compensation of its Named Executive Officers, as described and presented in the “Executive Compensation” section of this 2017 Proxy Statement, and the accompanying tables and narrative disclosure.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse our executive compensation program and policies through the following resolution:

“Resolved, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K located in the ‘Executive Compensation’ section of the 2017 Proxy Statement, and the accompanying executive compensation tables and narrative discussions is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation.

The Board of Directors unanimously recommends a vote “FOR” this proposal.

PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The firm of McNair, McLemore, Middlebrooks & Co., LLC, Macon, Georgia, has served as our independent registered public accounting firm each year since 1995, and we consider them to be well qualified. Our Audit Committee has selected McNair, McLemore, Middlebrooks & Co., LLC, to serve as our independent accountants for the fiscal year ending December 31, 2016, subject to ratification by the shareholders. Representatives of McNair, McLemore, Middlebrooks & Co., LLC will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will be available to answer your questions at that time.

The Board of Directors is submitting the selection of McNair, McLemore, Middlebrooks & Co., LLC as the Company’s independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice. If the ratification of the appointment of McNair, McLemore, Middlebrooks & Co., LLC is not approved by a majority of the votes cast at the Annual Meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors. Even if the selection is ratified, the Audit Committee in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of the Company and its shareholders.

The Board of Directors unanimously recommends a vote “FOR” this proposal.

During fiscal years 2016 and 2015, the Company retained its principal auditor, McNair, McLemore, Middlebrooks & Co., LLC, to provide services in the following categories and amounts:

	2016		2015

Audit Fees		$246,575		$234,732
Audit of Financial Statements
Reporting to Audit Committee
Review of Quarterly Financials
Attestation on Internal Controls for FDICIA
Review of SEC Filings

Audit-related Fees	$	---	$	---

Tax Fees		$23,136		$21,485
Preparation of federal and state consolidated returns
Amended returns, property tax return, local returns
Tax planning and advice
IRS Examination and Appeal
Claim for Refund

All other Fees	$	---	$	---
Miscellaneous professional services

Total		$269,711		$256,217

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, the independent registered public accounting firm, and on a case-by-case basis, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. The Audit Committee delegates authority over the review of such preapprovals to an internal audit firm, which prepares an internal program that is subject to the Audit Committee’s approval. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation. The Audit Committee has considered the provision of non-audit services by our principal accountants and has determined that the provision of such services were consistent with maintaining the independence of the Company’s principal accountants.

Financial Information Systems Design and Implementation Fees. The Company did not retain its principal accountant to perform Financial Information Systems Design or Implementation services in fiscal year 2016.

Changes in and Disagreement with Accountants on Accounting and Financial Disclosure. There was no accounting or disclosure disagreement or reportable event with the current auditors that would have required the filing of a report on Form 8-K.

SHAREHOLDER PROPOSALS FOR NEXT YEAR’S MEETING

Any shareholder proposal intended to be presented at the Company’s annual meeting of shareholders to be held in 2018, including any proposal intended to be included in the Company’s proxy statement and form of proxy for that meeting, must be in writing and must be received by the Company, directed to the attention of the Corporate Secretary, not later than 5:00 p.m., Eastern Time, on December 22, 2017, which is 120 calendar days before the anniversary of the mailing date of this year’s proxy materials. Any such proposal must comply in all respects with the Company’s bylaws and with the rules and regulations of the SEC. Upon timely receipt of any such proposal, the Company will determine whether to include it, if requested, in its proxy statement and proxy in accordance with applicable rules and regulations governing the solicitation of proxies.

For a shareholder proposal that is not intended to be included in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2018, notice of such proposal must be in writing and must be received by the Company, directed to the attention of Terry Hester, not later than 5:00 p.m., Eastern Time, on March 7, 2018 at 115 South Grant Street, Fitzgerald, Georgia 31750. If shareholders wish to nominate a person for election as a director, such notice must be given in writing to Terry Hester at 115 South Grant Street, Fitzgerald, Georgia 31750 by no later than 5:00 p.m., Eastern Time, on December 22, 2017.

To have a nominee included in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2018, notice of such nomination must be submitted by the nominating shareholder on a Schedule 14N to the Company by no later than December 22, 2017, such notice to also be filed with the Securities and Exchange Commission (“SEC”) on December 22, 2017.

OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in The Company’s best interest.

ANNUAL REPORTS

Upon receipt of a written request, we will furnish, without charge, any owner of common stock of the Company a copy of its annual report as filed with the SEC on form 10-K (the “10-K”) for the fiscal year ended December 31, 2016, including financial statements and the schedules thereto. Copies of exhibits to the 10-K are also available upon specific request and payment of a reasonable charge for reproduction. Such requests should be directed to the Secretary of the Company at the address indicated on the front of this proxy statement.

HOUSEHOLDING

The Securities and Exchange Commission’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This method of delivery, often referred to as householding, should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. The Company and certain intermediaries are householding proxy materials for shareholders of record in connection with the Annual Meeting. This means that:

●

Only one Notice of Internet Availability of Proxy Materials or Proxy Statement and 2016 Annual Report will be delivered to multiple shareholders sharing an address unless you notify your broker or the Company to the contrary.

●

You can contact the Company by calling (229) 426-6000 or writing Terry Hester at 115 South Grant Street, Fitzgerald, Georgia 31750 to request a separate copy of the Notice of Internet Availability of Proxy Materials or 2016 Annual Report and Proxy Statement for the Annual Meeting and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future. You can also contact your broker to make a similar request.

Exhibit A

COLONY BANKCORP, INC.

GOVERNANCE, COMPENSATION, AND NOMINATION COMMITTEES CHARTER

COMPOSITION

The Chairman of the Board of Directors of Colony Bankcorp, Inc. (the "Board"), shall appoint annually Governance, Compensation, and Nomination Committees (the "Governance Committees"), each comprised of three or more Directors independent of management. The appointments will be subject to election by the full Board. One of the members of the Governance Committee shall be elected Chairman by the committee members. The members of the Governance Committees shall meet the independence requirements of the Company's Corporate Governance Guidelines and the Rules of NASDAQ as approved by the Securities and Exchange Commission and as they may be amended from time to time.

AUTHORITY

The Governance Committees are granted the authority to perform the duties enumerated in this Charter and, upon the direction and approval of the Board, to investigate any human resources, board governance, or compensation activity of the Company.

RESPONSIBILITY

The Board delegates to the Governance Committees strategic and administrative responsibility on a broad range of issues as follows: to ensure that the Chief Executive Officer (CEO), other executive officers, and key management of the Company are compensated effectively in a manner consistent with the compensation strategy of the Company, internal equity considerations, competitive practice, and any requirements of appropriate regulatory bodies; to establish guidelines and oversee the administration of executive compensation plans and arrangements as well as certain employee benefit plans; to recommend to the Board changes in board composition, new candidates and changes to the Director's compensation package. The Governance Committees are also responsible for taking a leadership role in shaping the corporate governance of the Company.

SPECIFIC DUTIES

The Nomination Committee shall be responsible for the following:

•	Make recommendations to the Board with respect to the size and composition of the Board.

•

Make recommendations to the Board on the minimum qualifications and standards for director nominees and the selection criteria for Board members and review the qualifications of potential candidates for the Board.

•	Make recommendations to the Board on nominees to be elected at the Annual Meeting of Stockholders.

•

Seek and identify a qualified director nominee, in the event that a director vacancy occurs, to be recommended to the Board for either appointment by the Board to serve the remainder of the term of a director position that is vacant or election at the annual meeting of the stockholders.

•	Adopt procedures, as needed, detailing the company's process for identifying and evaluating candidates to be nominated as directors.

The Compensation Committee shall be responsible for the following:

•	Duties with regard to Director Compensation:

o	Recommend to the Board any changes to the director’s compensation package.

•	Duties with regard to Executive Compensation:

o

Review and approve the Company's stated compensation strategy to ensure that there is a strong link between the economic interests of management and shareholders, that management members are rewarded appropriately for their contributions to Company growth and profitability, and that the executive compensation strategy supports organization objectives and shareholder interests.

o

Review and approve the individual elements of total compensation for the CEO. This includes base salary, incentives, stock awards, benefits and perquisites. The Committee shall review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives, and set the CEO's compensation level based on that evaluation.

o

Review and approve the individual elements of total compensation for Colony Bankcorp, Inc. executive management. Review and approve general elements of total compensation for key management and other officers.

o	Review and approve the design, performance measures, and award opportunities for the Company's executive compensation plans.

o	Review and approve the terms and conditions of stock compensation and the number of shares reserved for stock grants and awards.

o	Oversee the administration and operation of the Cash Incentive Plan, Executive Stock Grant Plan, 401(k) Plan, and any other executive compensation plans and arrangements.

o	Communicate to shareholders the Company's compensation philosophy, policies, and practices as required by the Securities and Exchange Commission.

•	Duties with regard to Employee Benefits:

o	Oversee the administration and operation of the 401(k) Plan, the Cash Incentive Bonus Plan, the Profit Sharing Compensation Plan, and other designated employee benefit plans.

The Governance Committee shall be responsible for the following:

•	The Governance Committee is responsible for taking a leadership role in shaping the corporate governance of the Company.

•

The Governance Committee shall develop and recommend to the Board a set of corporate governance guidelines, and periodically review and reassess the adequacy of those guidelines and recommend any proposed changes to the Board for approval.

•	The Governance Committee shall address committee structure and operations, committee reporting to the Board, committee member qualifications and committee member appointment and removal.

•

The Governance Committee shall adopt a process whereby it receives comments from Directors and reports annually to the Board with an assessment of the Board's performance, to be discussed with the full board.

•

The Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Governance Committee shall annually review its own performance.

STAFF AND OTHER SUPPORT

Primary staff support for the Governance Committees shall be provided by Colony Management Services, Inc. General Counsel of the Company shall assist on corporate governance matters. Further, the Governance Committees shall also have authority to obtain advice and assistance from internal or external sources, including accounting, audit, and other advisors.

MEETINGS

The Governance Committees shall meet quarterly or at other times as the Chairmen of the Governance Committees shall designate. As necessary or desirable, the Chairmen of the Governance Committees may request that certain members of management be present at meetings of the Governance Committees.

REPORTS AND MINUTES

The Governance Committees shall report to the Board actions of each Committee at the next regularly scheduled meeting of the Board or, as required by the nature of its duties on its activities, and shall make recommendations to the Board as the Governance Committees decide are appropriate. The Governance Committees shall keep minutes for each meeting. The Governance Committees Chairmen shall review and approve the Governance Committees minutes, and they shall be filed with the Corporate Secretary for retention with the records of the Company.

Exhibit B

COLONY BANKCORP, INC.

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee (the "Committee") is appointed by the Chairman of the Board of Directors (the "Board") of the company, subject to election by the full Board, to assist the Board in fulfilling its oversight responsibilities for the company's accounting and financial reporting processes and audits of the financial statements of the company by monitoring (1) the integrity of the company's financial statements, (2) the independence and qualifications of its external auditor, (3) the company's system of internal controls, (4) the performance of the company's internal audit process and external auditor, and (5) the company's compliance with laws, regulations and the Directors and Senior Financial Officers Code of Ethical Conduct and the Code of Conduct. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the company's annual meeting proxy statement.

AUTHORITY

The Committee has authority to conduct or authorize examinations into any matters within its scope of responsibility. It has sole authority to (1) appoint, compensate, retain and directly oversee the work of the company's external auditor (subject to shareholder approval if applicable), (2) resolve any disagreements between management and the auditors regarding financial reporting, and (3) pre-approve all audit services and permitted non-audit services provided to the company by its external auditor. It also has authority to:

•	Retain outside advisors, including counsel, as it determines necessary to carry out its duties.

•	Seek any information it requires from employees – all of whom are directed to cooperate with the Committee's requests – or external parties.

•	Meet with company officers, external auditors, or outside counsel, as necessary.

•	Review and approve all related-party transactions.

The company shall provide appropriate funding, As determined by the Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the company; for payment to any advisors employed by the Committee; and for payment of necessary administrative expenses of the Committee.

COMPOSITION

The Committee will consist of at least three members of the board of directors. The Board Chairman will appoint Committee members on the recommendation of the company's Governance, Compensation and Nominations Committee, subject to election by the full Board. The Committee members shall elect the Committee Chairman. Committee members may be replaced by the Board. Each Committee member shall meet the NASDAQ independence definitions set forth in Rule 4200(a)(14) and in other applicable rules. In addition, Committee members must not receive any payment other than payment for board or Committee service, consistent with Section 1OA(m) of the Exchange Act and Rule 1OA-3 issued thereunder and must not be an affiliated person of the company or any subsidiary, consistent with Section 1OA(m) of the Exchange Act and Rule 1OA-3 issued thereunder. Each Committee member must be able to read and understand financial statements. At least one member must have past employment experience in finance or accounting, requisite professional certification in finance or accounting, or any other comparable experience or background which results in the individual's financial sophistication, including having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. Any member that satisfies the definition of audit committee financial expert under Item 401(h) of Regulation S-K or Item 401(e) of Regulation S-B is presumed to be financially sophisticated. If no member of the Committee satisfies the definition of audit committee financial expert, the Committee shall direct the company to include appropriate disclosures in Commission filings as required by the Commission rules and regulations then in effect.

MEETINGS

The Committee will meet as often as it determines is appropriate, but not less frequently than quarterly. All Committee members are expected to attend each meeting, in person or via telephone or video conference. The Committee periodically will hold private meetings with management, the internal auditor and the external auditor. The Committee may invite any officer or employee of the company, the external auditor, the company's outside counsel, the Committee's counsel or others to attend meetings and provide pertinent information. Meeting agendas will be prepared by the individual serving as chief audit executive (the "CAE") and provided in advance to members, along with appropriate briefing materials. Minutes will be kept by a member of the Committee or a person designated by the Committee.

RESPONSIBILITIES

The committee will carry out the following responsibilities:

•	Financial Statements

o	Review and discuss with management and the external auditor significant accounting and financial reporting issues, including complex or unusual transactions and judgments concerning significant estimates or significant changes in the company's selection or application of accounting principles, and recent professional, accounting and regulatory pronouncements and initiatives, and understand their impact on the company's financial statements.

o

Review with management and the external auditor the results of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

o	Review and discuss with management and the external auditor the annual financial statements along with any off-balance sheet structures, including disclosures made in management's discussion and analysis, and recommend to the board of directors whether they should be included in the company's Form 10-K.

o	Review and discuss with management and the external auditor interim financial statements, including the results of the external auditor's review of the quarterly financial statements, before filing the company's Form I0-Q with the Commission or other applicable regulatory filings with regulators.

o	Review disclosures made to the Committee by the company's CEO and CFO during their certification process for the Form 10-K and Forms I0-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the company's internal controls.

o

At least annually prior to the filing of the audit report with the Commission (and more frequently if appropriate), review and discuss reports from the external auditor on (I) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the external auditor and (3) other material written communications between the external auditor and management, such as any management letter or schedules of unadjusted differences.

o

Review with management and the external auditor all matters required to be communicated to the Committee under generally accepted auditing standards, including matters required to be discussed by Statement on Auditing Standards No. 61 relating to conduct of the audit. No. 61 relating to conduct of the audit.

o	Discuss with management the company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made). The Committee does not need to discuss each release in advance.

o	Understand how management prepares interim financial information and the nature and extent of internal and external auditor involvement.

•	Internal Controls

o	Consider the effectiveness of the company's internal control systems, including information technology security and control.

o

Understand the scope of internal audit's and external auditor's reviews of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

•	Internal Audit

o

Review with management, the external auditor and the CAE the charter, plans, activities, staffing and organizational structure of the internal audit function, and any recommended changes thereto, as well as staff qualifications.

o	Review significant reports to management prepared by internal audit and management's responses.

o	Ensure there are no unjustified restrictions or limitations on the CAE's scope of activities or access to information, and review and concur in the appointment, replacement, or dismissal of the CAE.

o	On a regular basis, meet separately with the CAE to discuss any matters that the Committee or internal audit believes should be discussed privately.

o	Require the CAE to report, functionally, to the Committee.

•	External Audit

o	Require the external auditor to report directly to the Committee.

o	Meet with the external auditor to discuss the external auditor's proposed audit planning, scope, staffing and approach, including coordination of its effort with internal audit.

o

Obtain and review a report from the external auditor regarding its quality control procedures, and material issues raised by the most recent internal quality control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more of the independent audits carried out by the firm, and any steps taken to deal with any such issues and all relationships between the external auditor and the company.

o

Evaluate, and present to the board of directors its conclusions, regarding the qualifications, performance and independence of the external auditor, including considering whether the auditor's quality controls are adequate and permitted non- audit services are compatible with maintaining the auditor's independence, taking into account the opinions of management and the internal auditors.

o	Ensure the rotation of the audit partners as required by law and consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the external audit firm on a regular basis.

o	Establish policies concerning the company's hiring of employees or former employees of the external auditor, as required by law and by applicable listing standards.

o	On a regular basis, meet separately with the external auditor to discuss any matters that the Committee or external auditor believes should be discussed privately.

•	Compliance

o	Review the effectiveness of the system for monitoring compliance with laws and regulations. The results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance should also be reviewed.

o	Obtain from the external auditor assurance that Section IOA(b) of the Securities and Exchange Act of 1934 has not been implicated (regards illegal acts and appropriate responses by company and external auditor).

o	Advise the board of directors with respect to the company's policies and procedures regarding compliance with applicable laws and regulations and with the Directors and Senior financial Officers Code of Ethical Conduct and the Code of Conduct, including review of the process for communicating these Codes to company personnel and for monitoring compliance.

o	Establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

o	Review and discuss with management and the external auditor any correspondence with, or the findings of any examinations by, regulatory agencies, published reports or auditor observations that raise significant issues regarding the company's financial statements or accounting policies.

o	Obtain regular updates from management and company counsel regarding compliance matters and legal matters that may have a significant impact on the financial statements or the company's compliance policies.

•	Reporting Responsibilities

o	Regularly report to the board of directors about Committee activities, issues and related recommendations.

o	Provide an open avenue of communication between internal audit, the external auditor and the board of directors.

o	Review any other reports the company issues that relate to Committee responsibilities.

•	Other Responsibilities

o	Perform other activities related to this charter as requested by the board of directors.

o	Institute and oversee special investigations as needed.

o	Review and assess the adequacy of the Committee charter, annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

o	Annually review the Committee's own performance.

COLONY BANKCORP, INC.

Post Office Box 989

115 South Grant Street

Fitzgerald, Georgia 31750

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS:

The undersigned hereby appoints Mark H. Massee and Edward P. Loomis, Jr. and each of them, with full power of substitution, to represent and vote as designated herein at the annual meeting of shareholders of Colony Bankcorp, Inc. to be held Tuesday, May 23, 2017 at 2:00 p.m., local time, at Colony Bankcorp, Inc.’s (the “Company”) Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia and at any adjournment or postponement thereof; with all the powers (other than the power to revoke the proxy or vote in a manner not authorized by the executed form of proxy) which the undersigned would have if personally present at such meeting, to act in their discretion upon any other matter or matters which may properly be brought before the meeting, and to appear and vote all the shares of common stock which the undersigned may be entitled to vote.

The Board of Directors recommends a vote FOR the election of the above nominees to the Board of Directors.

PROPOSAL 1: To elect the six nominees listed below to serve as directors for the following year:

______	FOR all nominees listed below (except	______	WITHHOLD AUTHORITY to
	as marked to the contrary below).		vote for all nominees listed below.

Scott L. Downing	Edward P. Loomis, Jr

M. Frederick Dwozan, Jr.	Mark H. Massee

Terry L. Hester	Jonathan W.R. Ross

INSTRUCTIONS: To withhold authority to vote for any individual nominees, mark "FOR" above and write the names of such nominees for whom you wish to withhold authority in the space provided below:

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED “FOR” ALL NOMINEES LISTED ABOVE.

The Board of Directors recommends a vote FOR approval of the compensation for the Company’s executives.

PROPOSAL 2: To solicit an advisory (non-binding) vote approving the Company’s executive compensation, by approving the following resolution:

“Resolved, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K located in the ‘Executive Compensation’ section of the 2017 Proxy Statement and the accompanying executive compensation tables and narrative discussions is hereby APPROVED.”

______FOR	______AGAINST	______ABSTAIN

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED “FOR” APPROVING THE RESOLUTION SHOWN ABOVE.

(Continued on Reverse Side)

The Board of Directors recommends a vote FOR ratifying the Company’s independent registered public accounting firm.

PROPOSAL 3: To ratify the appointment of the Company’s independent registered public accounting firm, McNair, McLemore, Middlebrooks & Co., LLC.

______FOR	______AGAINST	______ABSTAIN

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED “FOR” RATIFYING THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

If other matters properly come before the meeting, the persons named herein as proxy shall have the discretionary authority to vote with respect to such matters after considering the recommendations of management.

The undersigned hereby acknowledges receipt of the annual report of the Company for the fiscal year ended December 31, 2016 and the notice of annual meeting and proxy statement of the Company for the above-mentioned annual meeting of shareholders.

Please sign below, date and return promptly in the enclosed, self-addressed stamped envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, limited liability company or partnership, please sign in full entity name by president or other authorized person.

DATE: ___________________________, 2017

INDIVIDUALS:	ENTITIES:
(Please Print)

Name (Please Print)
By:

Signature	Signature

Name of Joint Tenant or Tenant-In-Common,	Position
if any (Please Print)

Signature of Joint Tenant or
Tenant-In-Common, if any